EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Second Amendment to Credit and Security Agreement (this “Amendment”), dated as of March 28, 2024 amends the Credit and Security Agreement (as amended to date, the “Credit and Security Agreement”), dated as of June 30, 2023, by and among Bausch Receivables Funding LP, a limited partnership organized under the laws of the Province of Ontario, Canada (the “Company”), Bausch Receivables Funding GP ULC, an unlimited liability company incorporated under the laws of the Province of Nova Scotia, Bausch Health US, LLC, a Delaware limited liability company, as master servicer (in such capacity, the “Master Servicer”), GLAS USA LLC, as administrative agent (the “Administrative Agent”), GLAS Americas LLC, as collateral agent (the “Collateral Agent”), KKR Credit Advisors (US) LLC, as structuring advisor, KKR Capital Markets LLC, as left lead arranger and the entities set forth on Schedule I thereto as initial lenders (the “Lenders”). Capitalized terms used herein without definition shall have the meanings assigned thereto in the Credit and Security Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Credit and Security Agreement.

W I T N E S S E T H:
WHEREAS, the parties hereto have entered into the Credit and Security Agreement;
WHEREAS, Section 12.1(b) of the Credit and Security Agreement provides that the Borrower, the Master Servicer, the Administrative Agent, the Collateral Agent and each Lender may make certain amendments, supplements, waivers and other modifications to the provisions of the Credit and Security Agreement, including the amendments set forth in this Amendment;
WHEREAS, the execution and delivery of this Amendment has been duly authorized and all conditions and requirements necessary to make this Amendment a valid and binding agreement have been duly performed and complied with;
WHEREAS, the parties hereto desire to amend certain defined terms in Exhibit I of the Credit and Security Agreement as provided for herein; and
        ACCORDINGLY, the Credit and Security Agreement is hereby amended as follows:

Section 1.    AMENDMENTS TO THE CREDIT AND SECURITY AGREEMENT

The Credit and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the changed pages of the Credit and Security Agreement attached as Exhibit A hereto.
    Section 2.     CONDITIONS OF EFFECTIVENESS.

    This Amendment shall become effective as of the date on which the following conditions shall have been satisfied:
(a)Counterparts of this Amendment shall have been executed by each of the Company, the Master Servicer, the Administrative Agent, the Collateral Agent, and the Lenders;
(b)The Company shall have paid (i) the Structuring Agent Fee and the (ii) Amendment Fee, both defined in that certain Second Amendment Fee Letter, dated as of the date hereof, among the Company, the Structuring Agent, KKR Corporate Lending LLC and the Administrative Agent; and
(c)The Company and/or Master Servicer shall have paid (i) any expenses (including reasonable and documented legal fees and expenses) incurred by the Structuring Agent and/or the Lenders required to be paid and (ii) any expenses or amounts payable under Sections 8.3 or 8.4 that shall be outstanding as of the date of the Second Amendment.
Section 3.    REPRESENTATIONS AND WARRANTIES

The Company and the Borrower GP each hereby represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders as of the date hereof, that:

(a)    (i) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) it has (or, in the case of the Company, through the Borrower GP it has) all necessary power and capacity, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (iii) it is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification or licensing necessary, except to the extent that the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

(b)    The execution and delivery by it of the Amendment and the Second Amendment Fee Letter, the performance of its obligations under this Amendment and the Second Amendment Fee Letter, and the consummation of the transactions contemplated in this Amendment and the Second Amendment Fee Letter, (i) are within its power and capacity, (ii) have been duly authorized by all necessary action and (iii) do not and will not (A) require any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect, (B) violate any provision of (x) any applicable Law or of any order, writ, injunction or decree having applicability to it and in effect on the date of such representation or (y) its Organizational Documents, (C) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected, or (D) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter acquired by it; except, with respect to clauses (i) and (iii) above, where the failure to so comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

(c)    Legal Agreements. This Amendment and the Second Amendment Fee Letter have been duly authorized, executed and delivered by it, and constitute the legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 4.    MISCELLANEOUS.

(a)    Effect on Credit and Security Agreement. The parties hereto hereby agree that, except as specifically amended herein, the Credit and Security Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects as if such amendments were in effect as of the Closing Date. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Credit and Security Agreement, or constitute a waiver of any provision of any other agreement.

(b)    Binding Effect. This Amendment shall inure to the benefit of and be binding on the respective successors and assigns of the parties to the Credit and Security Agreement.

(c)    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(d)    Counterparts. This Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(e)    Amendments. This Amendment may not be modified or amended except in accordance with the terms of the Credit and Security Agreement. The provisions of Sections 12.8, 12.9, 12.12, 12.16 and 12.18 of the Credit and Security Agreement are incorporated herein mutatis mutandis, and shall survive any termination of this Amendment.

(f)    Agent Direction. By their signature below, the undersigned Lenders, certify that they represent 100 percent of the Lenders, and hereby authorize and direct the Administrative Agent and the Collateral Agent to execute this Amendment. The Administrative Agent and the Collateral Agent may conclusively rely upon such signatures in entering into and performing its obligations under this Amendment and shall in no instance be liable for any loss or damages resulting from its reliance upon the same.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BAUSCH RECEIVABLES FUNDING LP, by its general partner, Bausch Receivables Funding GP ULC, as Borrower
By: /s/ Marcello Malito Name: Marcello Malito Title: Director and President
BAUSCH HEALTH US, LLC, as Master Servicer
By: /s/ William N. Woodfield Name: William N. Woodfield Title: Senior Vice President and Treasurer

[Signature Page to Second Amendment to the Credit and Security Agreement]

GLAS USA LLC, as Administrative Agent
By: /s/ Geoffrey Lewis Name: Geoffrey Lewis Title: Vice President

GLAS AMERICAS LLC, as Collateral Agent
By: /s/ Geoffrey Lewis Name: Geoffrey Lewis Title: Vice President

[Signature Page to Second Amendment to the Credit and Security Agreement]

FS KKR CAPITAL CORP., as Lender
By: /s/ Joshua Gruenbaum Name: Joshua Gruenbaum Title: Authorized Signatory
KKR CORPORATE LENDING LLC., as Lender
By: /s/ John Knox Name: John Knox Title: Chief Financial Officer
KKR FS INCOME TRUST, as Lender
By: /s/ Joshua Gruenbaum Name: Joshua Gruenbaum Title: Authorized Signatory

[Signature Page to Second Amendment to the Credit and Security Agreement]

Exhibit A

Conformed copy through ~~First~~Second Amendment to the
Credit and Security Agreement, dated ~~August 9~~March 28, 202~~3~~4

CREDIT AND SECURITY AGREEMENT
DATED AS OF JUNE 30, 2023
AMONG
BAUSCH RECEIVABLES FUNDING LP, AS BORROWER,
BAUSCH RECEIVABLES FUNDING GP ULC,
BAUSCH HEALTH US, LLC, AS THE MASTER SERVICER,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
GLAS USA LLC, AS ADMINISTRATIVE AGENT,
GLAS AMERICAS LLC, AS COLLATERAL AGENT
KKR CAPITAL MARKETS LLC, AS LEFT LEAD ARRANGER
AND
KKR CREDIT ADVISORS (US) LLC, AS STRUCTURING ADVISOR

“Deferred Purchase Price” has the meaning given thereto in the Transfer Agreement.
“Delinquent Receivable” means a Receivable identified as an invoice (a) as to which any payment, or part thereof, remains unpaid (i) for more than 60 days from the Due Date for such Receivable or (ii) for more than 90 days past the original invoice date of such Receivable or (b) for which the related Obligor is subject to an Insolvency Proceeding.
“Dilution” means the amount of any reduction or cancellation of the Outstanding Balance of a Pool Receivable due to any reason, including, but limited to, (a) any defective or rejected goods or services, any cash discount or any other adjustment (whether contractual or otherwise) by the Originator or any Affiliate thereof (other than as a result of any Collections), or as a result of any governmental or regulatory action, (b) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), (c) any warranty claim, rebate or refund, (d) any misstatement of the amount thereof, (e) any extension, amendment or other modification to the payment terms of any Pool Receivable or any Contract related to such Pool Receivable in any material respect other than in accordance with the Credit and Collection Policy or (f) any misrepresentation with respect to such Receivable under any of Sections 3.1(r), (s), (u) or (x); provided, however, that “Dilution” shall not include Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness or other financial or credit condition of the related Obligor.
“Dilution Ratio” means, for any calendar month, the quotient, expressed as a percentage, of (i) the sum of the Dilutions occurring during ~~such~~each of such calendar month and the preceding calendar month and (ii) the sum of the initial Outstanding Balances of all Pool Receivables originated during ~~such~~each of the two calendar months preceding such calendar month.
“Dilution Reserve” means, as of any date of determination, the product of (i) the aggregate Outstanding Balance of all Pool Receivables and (ii) the Dilution Reserve Percentage.
“Dilution Reserve Percentage” means, on any Settlement Date (and any subsequent date prior to the following Settlement Date), the greater of (x) the Average Dilution Ratio and (y) the Average Dilution Ratio as of the Initial Funding Date (or such other percent agreed to by the Borrower and the Structuring Advisor).
“Dominion Date” means the date on which the Collateral Agent delivers to any Collection Bank(s) a Notice of Exclusive Control pursuant to Section 6.4.
“Dominion Period” means the period beginning on the Dominion Date and ending on the earlier of (x) the date thereafter when all Borrower Obligations have been paid in full and all Revolving Commitments have been terminated and (y) the date thereafter that the related Notice of Exclusive Control has been withdrawn by the Collateral Agent.
“Due Date” means, with respect to any Receivable and as of any date of determination, the original due date for such Receivable.

Exhibit I-11